Exhibit 31.2

CERTIFICATIONS UNDER SECTION 302

I, Satyavrat Shukla, certify that:

1.	I have reviewed this Amendment No. 1 to Annual Report on Form 10-K/A of Spero Therapeutics, Inc.; and

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: March 23, 2021

/s/ Satyavrat Shukla
Satyavrat Shukla
Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)